Exhibit 99.1

Pareteum Announces the Closing of a Firm Commitment Underwritten Public Offering for Gross Proceeds of $12,000,000

NEW YORK, NEW YORK, November 9, 2017 - Pareteum Corporation (NYSE American: TEUM), (“Pareteum” or the “Company”), closed a firm commitment underwritten offering of 9,009,478 shares of common stock, 4,034 shares of preferred stock (each of which shares is an equivalent of 1,000 shares of common stock), and five-year warrants to purchase up to 7,478,228 shares of common stock exercisable at $1.05 per warrant. The offering was priced at $0.92 per share of common stock and $920.00 per share of preferred stock. The Company received net proceeds from the offering of approximately $10.7 million, after deducting the applicable underwriting discount and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the offering for general working capital and corporate purposes.

Dawson James Securities, Inc. served as the sole bookrunner for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission (the "SEC") and became effective on November 6, 2017. The offering was made only by means of a prospectus. Copies of the final prospectus relating to this offering may be obtained by contacting Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at 866.928.0928, or by accessing the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pareteum Corporation

The mission of Pareteum Corporation (NYSE American: TEUM) is to connect “every person and everything.” Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. By harnessing the value of communications, Pareteum serves retail, enterprise and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain, and the Netherlands. For more information, please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Pareteum Investor Relations Contact:

Ted O’Donnell

Chief Financial Officer

(212) 984-1096

InvestorRelations@pareteum.com